As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-197719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVENTIV HEALTH, INC.

(Exact name of registrant as specified in its charter)

(see table of additional registrants)

Delaware	8742	52-2181734
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 VAN DE GRAAFF DRIVE

BURLINGTON, MASSACHUSETTS 01803

(800) 416-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrant Guarantors Continued on the Next Page

Eric R. Green

General Counsel

inVentiv Health, Inc.

1 Van De Graaff Drive

Burlington, Massachusetts 01803

(800) 416-0555

(Name, address, including zip code Telephone Number, Including Area Code, of Agent For Service for all registrants)

With a copy to:

Heather L. Emmel

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Addison Whitney LLC	North Carolina	8742	26-0197972
Adheris, Inc.	Delaware	8742	04-3140467
Adheris, LLC	Delaware	8742	20-4457700
Allidura Communications, LLC	Delaware	8742	27-0649070
BioSector 2 LLC	New York	8742	75-3066394
Blue Diesel, LLC	Ohio	8742	31-1555912
Cadent Medical Communications, LLC	Ohio	8742	31-1736308
Campbell Alliance Group, Inc.	North Carolina	8742	56-2029673
Campbell Alliance, Ltd.	Delaware	8742	26-0609287
Chamberlain Communications Group LLC	Delaware	8742	20-8484298
Chandler Chicco Agency, L.L.C.	New York	8742	13-3837881
Encuity Research LLC	Delaware	8742	38-3821966
Gerbig, Snell/Weisheimer Advertising, LLC	Ohio	8742	31-1780437
Ignite Health LLC	Delaware	8742	20-8522130
inChord Holding Corporation	Delaware	8742	42-1679878
inVentiv Advance Insights, LLC	New Jersey	8742	22-2049410
inVentiv Clinical, LLC	Delaware	8742	38-3668460
inVentiv Commercial Services, LLC	New Jersey	8742	52-2111058
inVentiv Communications, Inc.	Ohio	8742	31-0914291
inVentiv Digital + Innovation, LLC	New York	8742	27-1623304
inVentiv Health Clinical Lab, Inc.	New Jersey	8742	22-3144581
inVentiv Health Clinical SRE, LLC	Delaware	8742	87-0735158
inVentiv Health Clinical SRS, LLC	Florida	8742	26-3478160
inVentiv Health Clinical Research Services, LLC	Delaware	8742	46-1741038
inVentiv Health Clinical, Inc.	Delaware	8742	59-2407464
inVentiv Health Clinical, LLC	Delaware	8742	41-1975147
inVentiv Health Public Relations, LLC	Delaware	8742	26-0381141
inVentiv Medical Communications, LLC	Ohio	8742	26-3669882
inVentiv Medical Management LLC	Georgia	8742	26-0381227
inVentiv Patient Access Solutions, LLC	New Jersey	8742	42-1634554
IVH Logistics Solutions, LLC	Delaware	8742	04-3765587
Litmus Medical Marketing Services LLC	New York	8742	27-2900975
Navicor Group, LLC	Ohio	8742	20-1737119
Palio + Ignite, LLC	Ohio	8742	26-1314006
Patient Marketing Group, LLC	New Jersey	8742	26-3035724
Pharma Holdings, Inc.	Delaware	8742	22-3638617
Pharmaceutical Institute, LLC	North Carolina	8742	20-0849363
PNET US, LLC	Delaware	8742	22-3144581
South Florida Kinetics, Inc.	Florida	8742	65-0576115
The Selva Group, LLC	Ohio	8742	20-3967895

EXPLANATORY NOTE

inVentiv Health, Inc. is filing this Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-197719) solely for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. No other changes have been made to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The following summarizes the limitations of liability and/or certain indemnification rights provided for in the applicable statutes and constituent documents of the registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the constating documents referred to below.

Registrants Incorporated or Organized Under the Laws of Delaware

Delaware corporations

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

inVentiv Health, Inc.

The Certificate of Incorporation of inVentiv Health, Inc. provides that a director of the corporation shall not be personally liable either to the corporation or to any stockholder for breach of fiduciary duty as a director, except for (i) breaches of such director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) liability under Section 174 of the DGCL, which relates to unlawful declarations of dividends or other distributions or assets to stockholders; or (iv) any transaction from which the director shall have derived an improper personal benefit.

The Certificate of Incorporation of inVentiv Health, Inc. also provides that the corporation shall have the power to indemnify its officers, directors and employees for losses or expenses incurred in any civil, criminal, administrative, arbitrative or investigative proceeding as a result of their service to inVentiv Health, Inc. inVentiv Health, Inc. may advance expenses incurred by such persons in defending any proceeding in advance of its final disposition, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. inVentiv Health, Inc. may purchase and maintain insurance, at its expense, to protect itself and its members, employees and agents against any loss, expense or liability, whether or not it would have the power to indemnify any individuals or entities against such loss, expense or liability under its organizational documents or the DGCL. The By-Laws of inVentiv Health, Inc. are silent with respect to indemnification.

Adheris, Inc. and inChord Holding Corporation

The Certificate of Incorporation of each of the registrants immediately listed above provides that the personal liability of the directors of each of the registrants listed above is eliminated to the fullest extent permitted by the DGCL and is silent with respect to indemnification. The By-Laws of each of the registrants listed above are silent with respect to limits on liability and indemnification.

Campbell Alliance, Ltd.

The Certificate of Incorporation of Campbell Alliance, Ltd. provides that the personal liability of the directors of each of the registrants listed above is eliminated to the fullest extent permitted by the DGCL. The Certificate of Incorporation of Campbell Alliance, Ltd. also provides that the corporation shall have the power to indemnify its officers, directors and employees for losses or expenses incurred in any civil, criminal, administrative or investigative proceeding as a result of their service to Campbell Alliance, Ltd. The By-Laws of Campbell Alliance, Ltd. are silent with respect to limits on liability and indemnification.

inVentiv Health Clinical, LLC

The Certificate of Incorporation of inVentiv Health Clinical, LLC limits the liability of the corporation’s directors to the corporation or its stockholders to damages arising out of (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct; (iii) liability under Section 174 of the DGCL, which relates to unlawful declarations of dividends or other distributions or assets to stockholders; or (iv) any transaction from which the director derived any improper personal benefit. The By-Laws of the corporation provide that the corporation may indemnify its directors and officers to the fullest extent permissible under the DGCL and further provide that the corporation shall hold harmless its directors and officers against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any civil, criminal, administrative or investigative proceeding arising out of such director’s or officer’s service to the corporation. Employees and agents of the corporation may be similarly indemnified to the extent specifically authorized by the corporation’s board of directors. The By-Laws further provide that the corporation shall advance expenses incurred by its directors or officers in defending any proceeding in advance of its final disposition, provided that, to the extent required by the DGCL, such directors or officers undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. Employees and agents of the corporation may be advanced expenses on similar terms to the extent authorized by the corporation’s board of directors. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, and vote of stockholders or disinterested directors or otherwise. The corporation may purchase and maintain insurance, at its expense, to protect itself and its members, employees and agents against any loss, expense or liability, whether or not it would have the power to indemnify any individuals or entities against such loss, expense or liability under its organizational documents or the DGCL.

inVentiv Health Clinical, Inc.

The Certificate of Incorporation of inVentiv Health Clinical, Inc. (“iVHC, Inc.”) limits the liability of the corporation’s directors to the corporation or its stockholders to damages arising out of (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct; (iii) liability under Section 174 of the DGCL, which relates to unlawful declarations of dividends or other distributions or assets to stockholders; or (iv) any transaction from which the director derived any improper personal benefit. iVHC, Inc.’s Certificate of Incorporation further provides that PDGI shall have the power to indemnify its directors and officers to the fullest extent authorized by law; however, iVHC, Inc. shall not be obligated to indemnify any director or officer (or his other heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such a person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. This right to indemnification includes the right to be paid by iVHC, Inc. the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The By-Laws of iVHC, Inc. are silent with respect to limitations on liability and indemnification.

Pharma Holdings, Inc.

The By-Laws of Pharma Holdings, Inc. (“Pharma Holdings”) provide that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative shall be indemnified and held harmless by the corporation to the fullest extent and manner authorized by the DGCL against all expense, liability and loss (including attorney’s fees) reasonably incurred or suffered. This right to indemnification includes the right to be paid by Pharma Holdings all expenses (including attorney’s fees) incurred in any such proceeding in advance of its final disposition. The right to indemnification only extends to former officers and directors that meet the standard of conduct for indemnification under the DGCL, which generally means a person acting in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the corporation. Such determination can be made, only (i) by the board of directors of Pharma Holdings by a majority vote of directors who were not parties to the proceeding (known as “Disinterested Directors” in the By-Laws of Pharma Holdings, Inc.), even though less than a quorum, or (ii) by a committee of disinterested directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no the Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders. The Certificate of Incorporation of Pharma Holdings is silent with respect to limitations on liability and indemnification.

Delaware limited liability companies

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Allidura Communications, LLC

The Limited Liability Company Agreement of Allidura Communications, LLC (“Allidura”) limits the liability of Allidura’s sole member to damages for actions that are proven, by clear and convincing evidence, to have been undertaken with deliberate intent to cause injury to Allidura or with reckless disregard for the best interests of Allidura. The Limited Liability Company Agreement further requires Allidura to indemnify its sole member to the fullest extent permissible under the DLLCA. Officers, employees and agents of Allidura are indemnified only if and to the extent, if any, approved by the sole member of Allidura or as specifically required by applicable law.

Adheris, LLC, Chamberlain Communications Group LLC, Ignite Health LLC, inVentiv Health Clinical Research Services, LLC, inVentiv Health Public Relations, LLC, Medconference LLC, ParagonRx International LLC, IVH Logistics Solutions, LLC, inVentiv Health Clinical SRE, LLC and PNET US, LLC

The Limited Liability Company Agreements of each of the registrants listed immediately above provides that the sole member of each registrant will not be personally liable for the obligations of the registrant, but is silent with respect to indemnification.

Encuity Research LLC

The Limited Liability Company Agreement of Encuity Research LLC (“Encuity Research”) requires Encuity Research to indemnify to the fullest extent permissible under the DLLCA any individual or entity who is involved in any civil, criminal, administrative, arbitrative or investigative proceeding by reason of the fact that such individual or entity is serving as a member of Encuity Research. However, without the consent of the sole member of Encuity Research, no individual or entity may be indemnified for losses that are attributable to such person’s gross negligence, willful misconduct or knowing violation of law, breach of fiduciary duty, breach of loyalty, misappropriation of business opportunities, or for any breaches of warranties made to Encuity Research. At the discretion of its sole member, Encuity Research may advance expenses incurred by such persons in defending any proceeding in advance of its final disposition, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. Upon the resolution of its sole member, Encuity Research may indemnify its employees or agents to the same extent as its members. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, or vote of stockholders or disinterested directors or otherwise. Encuity Research may purchase and maintain insurance, at its expense, to protect itself and its members, employees and agents against any loss, expense or liability, whether or not it would have the power to indemnify any individuals or entities against such loss, expense or liability under its organizational documents or the DLLCA.

inVentiv Clinical, LLC and PharmaNet Resource Solutions, LLC

The Limited Liability Company Agreements of each of the registrants immediately listed above require that each registrant indemnify its sole member, any of its officers, and each agent, partner, officer, employee, counsel and affiliate of its sole member or any of affiliates thereof to the fullest extent permissible under the DLLCA from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person be involved, regardless of whether such person continues in the capacity at the time the liability or expense is paid or incurred. However, the Limited Liability Company Agreements of the registrants listed above further provide that no person shall be indemnified for costs (i) which result from a person’s self-dealing, willful misconduct or reckless misconduct; (ii) which are sought in connection with any proceeding arising out of a material breach of any agreement, between such person and the relevant registrant or any affiliate of such registrant or (iii) for which indemnification is prohibited by applicable laws. Furthermore, each of the registrants immediately listed above shall pay or reimburse costs incurred by an indemnified person to the fullest extent allowed by law in advance of the final disposition of any proceeding.

Registrants Incorporated or Organized Under the Laws of Florida

Florida corporations

Corporations incorporated under the laws of the State of Florida are subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 (pertaining to unlawful distributions) are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the Florida Act further provides that a corporation may pay expenses incurred by an officer or director in defending a civil or criminal proceeding in advance of the final disposition of such proceeding; provided that such officer or director deliver an undertaking by, or on behalf of, such person to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification by the corporation under Section 607.0850. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that a corporation’s board of directors deems appropriate.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 (pertaining to liability for unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

South Florida Kinetics, Inc.

The Articles of Incorporation and the By-Laws are silent with respect to indemnification.

Florida limited liability companies

Section 608.4229 of the Florida Limited Liability Company Act (the “FLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in a Florida limited liability company’s articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of the FLLCA section that addresses prohibited distributions apply; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

inVentiv Health Clinical SRS, LLC

The respective Articles of Organization of inVentiv Health Clinical SRS, LLC (“inVentiv Health Clinical SRS”) are silent with respect to indemnification. The operating agreement of inVentiv Health Clinical SRS provides that, except as expressly provided by the FLLCA, the member of such registrant shall not be obligated personally for any debts, obligations or liabilities of such registrant, whether arising in contract, tort or otherwise, and that the member shall be fully protected from liability in relying in good faith upon the records of such registrant and upon such information, opinions, reports or statements presented to such registrant by any officers, employees or committees of such registrant, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of such registrant.

Additionally, the operating agreement of inVentiv Health Clinical SRS requires that such registrant indemnify any and all members and officers of the registrant and any person designated by the member as an indemnified representative of the such registrant (which may, but need not, include any person serving another entity at the request of such registrant), against any liability incurred in connection with any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of such registrant, a class of its members or security holders, or otherwise, in which such person may be involved. This indemnification extends to liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except (i) where such indemnification is expressly prohibited by applicable law, including Section 608.4229 of the FLLCA as described above; (ii) where the conduct of such person has been finally determined (A) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from such conduct or (B) to be based upon or attributable to the receipt by the person seeking indemnification of a personal benefit to which such person is not legally entitled or (iii) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful. Furthermore, to the extent that any person eligible for indemnification has been successful on the merits or otherwise in defense of a proceeding, such person shall be indemnified against expenses (including attorney’s fees and disbursements) actually and reasonably incurred in such proceeding. inVentiv Health Clinical SRS must also pay the expenses incurred in good faith by an indemnified person in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by such registrant. inVentiv Health Clinical SRS is permitted under its operating agreement to procure insurance or letters of credit, enter into indemnification agreements or otherwise pledge or grant a security interest in any of its assets or properties or use any other mechanism or arrangement whatsoever in order to effect, satisfy or secure its indemnification obligations arising under its operating agreement.

Registrants Incorporated or Organized Under the Laws of Georgia

Georgia corporations

Section 14-11-306 of the Georgia Limited Liability Company Act authorizes a Georgia limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no such limited liability company shall have the power to indemnify any member or manager for any liability arising from (i) intentional misconduct or a knowing violation of law or (ii) receipt of a personal benefit from a transaction in violation or breach of a provision in such limited liability company’s operating agreement, to the extent such liability may not be eliminated or limited under the articles of organization of such limited liability company or its written operating agreement.

inVentiv Medical Management LLC

The Operating Agreement of inVentiv Medical Management LLC provides that the members of the company will not be personally liable for the obligations inVentiv Medical Management LLC. This Operating Agreement is silent with respect to indemnification.

Registrants Incorporated or Organized Under the Laws of New Jersey

New Jersey corporations

Section 14A:3-5(2) of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of such corporation, of any constituent corporation absorbed thereby, or of any other enterprise serving as such at the request of such corporation) who is or was a party or is threatened to be made a party to any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and any appeal therein (other than a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a corporate agent, against reasonable costs, disbursements and counsel fees incurred, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, by such person in connection with such proceeding, if (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe that such conduct was unlawful. Section 14A:3-5(3) of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs, disbursements and counsel fees incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor that involves such corporate agent by reason of the fact that he is or was a corporate agent, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 14A:3-5(4) of the NJBCA requires that a New Jersey corporation shall indemnify a corporate agent against reasonable costs, disbursements and counsel fees incurred by him to the extent that such corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein. Except as required by the previous sentence, under Section 14A:3-5(11) of the NJBCA, no indemnification shall be made or expenses advanced, and none shall be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or shareholders of the corporation, (iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the NJBCA, expenses incurred by a corporate agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be so indemnified.

Section 14A:3-5(8) further provides that indemnification and advancement of expenses provided for by Section 14A:3-5 of the NJBCA shall not be deemed exclusive of any rights to which a corporate agent may be entitled, whether under a certificate of incorporation, bylaw, agreement, vote of stockholders or otherwise; provided that no indemnification shall be made to such corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of a corporate agent against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3-5.

inVentiv Health Clinical Lab, Inc.

The Certificate of Incorporation of inVentiv Health Clinical Lab, Inc. (“inVentiv Health Clinical Lab”) provides that inVentiv Health Clinical Lab will indemnify its current and former officers and directors against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil or criminal, administrative or investigative, with respect to which such officer or director is a party or threatened to be made a party to the fullest extent permitted by the NJBCA. The indemnification provided in the Certificate of Incorporation of inVentiv Health Clinical Lab shall not be deemed exclusive of any right to which any such person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity. The corporation may purchase and maintain insurance, at its expense, to protect itself and its members, employees and agents against any loss, expense or liability, whether or not it would have the power to indemnify any individuals or entities against such loss, expense or liability under its organizational documents.

inVentiv Health Clinical Lab shall indemnify its current and former officers and directors as determined by the Board of Directors against expenses incurred in connection with any pending or threatened action, suit or proceeding, whether civil or criminal, administrative or investigative, with respect to which such officer or director is a party or threatened to be made a party to the fullest extent allowable by the NJBCA.

New Jersey limited liability companies

Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

inVentiv Patient Access Solutions, LLC and Patient Marketing Group, LLC

The Operating Agreements of each of the registrants listed immediately above provide that the members of each registrant will not be personally liable for the obligations of such registrant. These Operating Agreements are silent with respect to indemnification.

inVentiv Commercial Services, LLC

The Operating Agreement of Ventiv Commercial provides that Ventiv Commercial will indemnify its managers and officers, to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the manager’s or officer’s authority, except that Ventiv Commercial shall not indemnify managers or officers for losses, damages or claims incurred by reason of their gross negligence or willful misconduct.

inVentiv Advance Insights, LLC

The Operating Agreement of inVentiv Advance Insights, LLC provides that the members of such registrant will not be personally liable for the obligations of inVentiv Advance Insights, LLC. The Operating Agreement is silent with respect to indemnification.

Registrants Organized Under the Laws of New York

New York limited liability companies

Section 420 of the New York Limited Liability Company Law (the “NYLLCL”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a company may indemnify any member, manager or other person from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Chandler Chicco Agency, L.L.C.

The Articles of Organization of Chandler Chicco Agency, L.L.C. (“Chandler Chicco Agency”) provides that Chandler Chicco Agency shall indemnify its members for damages from any breach of duty, except for damages resulting from an action or omission as to which there has been a judgment or other final adjudication that establishes that such act or omission was in bad faith, involved intentional misconduct or a knowing violation of law, or that such member personally gained a financial profit or other advantage to which such member was not legally entitled. The Amended and Restated Operating Agreement of Chandler Chicco Agency requires Chandler Chicco Agency to indemnify its members and officers, to the fullest extent permitted by NYLLCL, for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of the company, provided that the person did not derive an improper personal gain or that the acts were not committed in bad faith or the result of active and deliberate dishonesty and material to the cause of action so adjudicated.

BioSector 2 LLC

The Articles of Organization of BioSector 2 LLC (“BioSector”) provide that BioSector shall indemnify its members for damages from any breach of duty BioSector, except for damages resulting from an action or omission as to which there has been a judgment or other final adjudication that establishes that such act or omission was in bad faith, involved. The Operating Agreement of BioSector provides that the members of BioSector will not be personally liable for the obligations of BioSector.

Litmus Medical Marketing Services LLC and inVentiv Digital + Innovation, LLC

The Articles of Organization and Operating Agreement of each of the registrants listed immediately above provide that the members of each registrant will not be personally liable for the obligations of such registrant, and are silent with respect to indemnification.

Registrants Incorporated or Organized Under the Laws of North Carolina

North Carolina corporations

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-

57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Campbell Alliance Group, Inc.

The Articles of Restatement of Campbell Alliance Group, Inc. (“Campbell Alliance Group”) limit the liability of Campbell Alliance Group’s directors for monetary damages for breach of duty as a director to the fullest extent permissible under the NCBCA. The By-Laws of Campbell Alliance Group provide that Campbell Alliance Group shall, to the fullest extent from time to time permitted by law, indemnify its directors and officers against all Liabilities and Litigation expenses (defined below) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals (a “Proceeding”). Liabilities as defined by the By-Laws, include but are not limited to 1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which the director or officer had become liable in any Proceeding and 2) payments in settlement of any such Proceeding subject to the provision that Campbell Alliance Group shall not be liable to indemnify directors or officers for any amounts paid in settlement of any Proceeding effected without the corporation’s written consent. Litigation expenses, as defined by the By-Laws, include but are not limited to reasonable costs and expenses and attorneys’ fees and expenses actually incurred by the director or officer in any Proceeding and in connection with the enforcement of rights to the indemnification as granted by the By-Laws of Campbell Alliance Group or by applicable law, if such enforcement is successful in whole or in part. The By Laws of Campbell Alliance Group do not provide indemnification with respect to a) that portion of any Liabilities or Litigation Expenses with respect to which the director or officer is entitled to receive payment under any insurance policy or b) any Liabilities or Litigation Expenses incurred on account of any of the director’s or officer’s activities which were at the time taken known or believed to be by the director or officer to be clearly in conflict with the best interests of the corporation. The By-Laws provide that Campbell Alliance Group shall advance any litigation expenses to any director or officer within thirty days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the director or officer to repay to the corporation such amount unless it is ultimately determined that the director or officer is entitled to be indemnified by Campbell Alliance Group against such expenses. However, the By-Laws further stipulate that within ten days of a request for litigation expenses as described above, any director who is not party to the Proceeding (“disinterested director”) can call a meeting of all disinterested directors to review the reasonableness of the expenses so requested and no advance shall be made if the majority of disinterested directors determine that the item of expense is unreasonable but if the disinterested directors determine that a portion of the expense is reasonable, the corporation shall advance such portion. The By-Laws provide that the board of directors of Campbell Alliance Group shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by the By-Laws of the corporation, without limitation, making a good faith evaluation of the manner in which the director or officer acted and of the reasonable amount of indemnity due to the director or officer.

North Carolina limited liability companies

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability corporation must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability corporation is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under G.S. 57D-3-21 (relating to duties and standards of conduct), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.

Addison Whitney LLC

The Operating Agreement of Addison Whitney LLC provides that its members will not be personally liable for the obligations of Addison Whitney LLC. This Operating Agreement is silent with respect to indemnification.

Pharmaceutical Institute, LLC

The Operating Agreement of Pharmaceutical Institute, LLC provides that the members of such registrant will not be personally liable for the obligations of Pharmaceutical Institute, LLC. The Operating Agreement is silent with respect to indemnification.

Registrants Incorporated or Organized Under the Laws of Ohio

Ohio corporations

Section 1701.13(E) of the Ohio Revised Code (the “ORC”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation, unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or such other court deems proper, or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the ORC (relating to the liability of directors for unlawful loans, dividends, and distribution of assets). An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

The indemnification provided for in Section 1701.13(E) of the ORC is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

inVentiv Communications, Inc.

The Articles of Incorporation of inVentiv Communications, Inc. (“inVentiv Communications”) are silent with respect to indemnification. The Code of Regulations of the Ohio Corporation replicates the portions of Section 1701.13(E) of the ORC as to who is entitled to indemnification (other than the specific exclusion relating to liability asserted against a director solely pursuant to section 1701.95 of the ORC), and under what circumstances, but further provides that the relevant provisions of the Code of Regulations do not obligate inVentiv Communications to indemnify, or prevent inVentiv Communications in its discretion from indemnifying, any person by reason of the fact that such person is or was an employee or agent of inVentiv Communications or is or was serving at the request of inVentiv Communications as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. As under Section 1701.13(E) of the ORC, the right of indemnification set forth in the Code of Regulations of inVentiv Communications is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, and inVentiv Communications may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the Code of Regulations.

Ohio limited liability companies

Under the Ohio Limited Liability Companies Act (the “OLLCA”), a limited liability company may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company). by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in performance of his duty to the company, unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or such other court deems proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company’s operating agreement or other agreements, by a vote of members or disinterested managers of the company, or otherwise. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the statutory power to indemnify such persons.

Blue Diesel, LLC, Cadent Medical Communications, LLC, Gerbig, Snell/Weisheimer Advertising, LLC, inVentiv Medical Communications, LLC, Navicor Group, LLC, Palio + Ignite, LLC and The Selva Group, LLC

The Written Declaration of each of the above-listed registrants provides that the personal liability of the members of such registrants are limited to the fullest extent permissible under the OLLCA. The failure of such registrants to observe any formalities or requirements relating to exercise of such registrants’ powers or its management shall not be grounds for imposing personal liability on any member of such registrant. The Written Declaration of each of the above-listed registrants further provides that members shall not be liable to the above-listed registrants or any other persons for any damages, expenses or liabilities incurred as a result of a member acting or failing to act on behalf of the registrant unless it is proven, by clear and convincing evidence, that such member’s action or failure to act was not undertaken in good faith or in a manner reasonably believed to be in or not opposed to the best interests of the registrant, or was undertaken with deliberate intent to cause injury to such registrant or with reckless disregard for the best interests of such registrant, or resulted from the member’s fraud or intentional breach of the relevant Written Declaration. The Written Declaration of each of the above-listed registrants further provides for indemnification of the member, officers, employees and agents of the company to the fullest extent possible under the OLLCA.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

None.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on August 3, 2015.

INVENTIV HEALTH, INC.

By:	/s/ Jonathan Bicknell
Name:	Jonathan Bicknell
Title:	Chief Financial Officer and Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Bell	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	August 3, 2015

/s/ Jonathan Bicknell Jonathan Bicknell	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	August 3, 2015

* Paul M. Meister	Director	August 3, 2015

* R. Blane Walter	Director	August 3, 2015

* Jeffrey McMullen	Director	August 3, 2015

* Todd M. Abbrecht	Director	August 3, 2015

Signature	Title	Date

* Laura A. Grattan	Director	August 3, 2015

* Joshua M. Nelson	Director	August 3, 2015

* Charles J. Shea	Director	August 3, 2015

*By:	/s/ Eric R. Green
Eric R. Green
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on August 3, 2015.

ADDISON WHITNEY LLC

ADHERIS, INC.

ADHERIS, LLC

ALLIDURA COMMUNICATIONS, LLC

BIOSECTOR 2 LLC

BLUE DIESEL, LLC

CADENT MEDICAL COMMUNICATIONS, LLC

CHAMBERLAIN COMMUNICATIONS GROUP LLC

CHANDLER CHICCO AGENCY, L.L.C.

GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC

IGNITE HEALTH LLC

INCHORD HOLDING CORPORATION

INVENTIV ADVANCE INSIGHTS, LLC

INVENTIV CLINICAL, LLC

INVENTIV COMMERCIAL SERVICES, LLC

INVENTIV COMMUNICATIONS, INC.

INVENTIV DIGITAL + INNOVATION, LLC

INVENTIV HEALTH CLINICAL LAB, INC.

INVENTIV HEALTH CLINICAL SRE, LLC

INVENTIV HEALTH CLINICAL SRS, LLC

INVENTIV HEALTH CLINICAL RESEARCH SERVICES, LLC

INVENTIV HEALTH CLINICAL, INC.

INVENTIV HEALTH CLINICAL, LLC

INVENTIV HEALTH PUBLIC RELATIONS, LLC

INVENTIV MEDICAL COMMUNICATIONS, LLC

INVENTIV MEDICAL MANAGEMENT LLC

INVENTIV PATIENT ACCESS SOLUTIONS, LLC

IVH LOGISTICS SOLUTIONS, LLC

LITMUS MEDICAL MARKETING SERVICES LLC

NAVICOR GROUP, LLC

PALIO + IGNITE, LLC

PATIENT MARKETING GROUP LLC

PHARMA HOLDINGS, INC.

PNET US, LLC SOUTH FLORIDA KINETICS, INC. THE SELVA GROUP, LLC

By:	/s/ Jonathan Bicknell
Name:	Jonathan Bicknell
Title:	Executive Vice President (Finance)

* * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric R. Green Eric R. Green(1)(2)	Chairman or Vice President, as applicable (Principal Executive Officer) and Director or Manager, as applicable	August 3, 2015

* Mark Dmytruk(3)	President or Vice President, as applicable (Principal Executive Officer) and Director, as applicable	August 3, 2015

/s/ Jonathan Bicknell Jonathan Bicknell(4)(5)	As Executive Vice President (Finance) (Principal Financial Officer and Principal Accounting Officer) or Director or Manager, as applicable	August 3, 2015

* Michael Bell(6)	Director	August 3, 2015

* Paul M. Meister(6)	Director	August 3, 2015

* R. Blane Walter(6)	Director	August 3, 2015

* Jeffrey McMullen(6)	Director	August 3, 2015

* Todd M. Abbrecht(6)	Director	August 3, 2015

* Joshua M. Nelson(6)	Director	August 3, 2015

* Laura A. Grattan(6)	Director	August 3, 2015

* Charles J. Shea (6)	Director	August 3, 2015

*By	/s/ Eric R. Green
Eric R. Green
Attorney-in-fact

(1)	As Chairman (Principal Executive Officer) of Addison Whitney LLC, Adheris, Inc. and Adheris, LLC, Blue Diesel, LLC, Gerbig Snell/Weisheimer Advertising, LLC, inVentiv Health Clinical SRS, LLC, Navicor Group, LLC, Pharma Holdings, Inc. and inVentiv Commercial Services, LLC.; as Vice President and Secretary (Principal Executive Officer) of Cadent Medical Communications, LLC, Ignite Health LLC, inChord Holding Corporation, inVentiv Advance Insights, LLC, inVentiv Communications, Inc., inVentiv Health Clinical Lab, Inc., inVentiv Health Clinical SRE, LLC, inVentiv Health Clinical, LLC, inVentiv Health Public Relations, LLC, inVentiv Medical Communications, LLC, IVH Logistics Solutions, LLC, Litmus Medical Marketing Services LLC, Patient Marketing Group LLC, PNET US, LLC and The Selva Group, LLC and Chamberlain Communications Group LLC, Navicor Group, LLC, Palio + Ignite, LLC;
(2)	As Director of Adheris, Inc., inChord Holding Corporation, inVentiv Communications, Inc., inVentiv Health Clinical, Inc., inVentiv Medical Management LLC, Pharma Holdings, Inc., and South Florida Kinetics, Inc.; as Director of inVentiv Communications, Inc., in its capacity as the sole Member of Blue Diesel, LLC, Cadent Medical Communications, LLC, Gerbig, Snell/Weisheimer Advertising, LLC, Inventiv Medical Communications, LLC, Navicor Group, LLC, Palio + Ignite, LLC, and The Selva Group, LLC; as Director of inVentiv Health Clinical, Inc., in its capacity as the sole Member of inVentiv Clinical, LLC and PNET US, LLC, inVentiv Health Clinical SRE, LLC; as Manager of Adheris, LLC, Ignite Health LLC, inVentiv Health Clinical SRS, LLC, inVentiv Health Clinical Research Services, LLC, inVentiv Health Clinical, LLC, IVH Logistics Solutions, LLC, Patient Marketing Group LLC, inVentiv Commercial Services, LLC and inVentiv Health Clinical Lab, Inc.
(3)	As Vice President (Principal Executive Officer) and Director of inVentiv Medical Management LLC.
(4)	As Executive Vice President (Finance) of Addison Whitney LLC, Adheris, Inc., Adheris, LLC, Allidura Communications, LLC, Biosector 2 LLC, Blue Diesel, LLC, Cadent Medical Communications, LLC, Chamberlain Communications Group LLC, Chandler Chicco Agency, L.L.C., Gerbig Snell/Weisheimer Advertising, LLC, Ignite Health LLC, Inchord Holding Corporation, Inventiv Advance Insights, LLC, Inventiv Clinical, LLC, Inventiv Communications, Inc., Inventiv Digital + Innovation, LLC, Inventiv Health Clinical Lab, Inc., Inventiv Health Clinical SRE, LLC, Inventiv Health Clinical SRS, LLC, Inventiv Health Clinical Research Services, LLC, Inventiv Health Clinical, Inc., Inventiv Health Clinical, LLC, inVentiv Health Public Relations, LLC, Inventiv Medical Communications, LLC, Inventiv Medical Management LLC, Inventiv Patient Access Solutions, LLC, IVH Logistics Solutions, LLC, Litmus Medical Marketing Services LLC, Navicor Group, LLC, Palio + Ignite, LLC, Patient Marketing Group LLC, Pharma Holdings, Inc., PNET US, LLC, South Florida Kinetics, Inc., The Selva Group, LLC and inVentiv Commercial Services, LLC.
(5)	As Director of Adheris, Inc., inChord Holding Corporation, inVentiv Health Clinical, Inc., Pharma Holdings, Inc., Pharmaceutical Institute, LLC, and South Florida Kinetics, Inc.; as Director of inVentiv Communications, Inc., in its capacity as the sole Member of Blue Diesel, LLC, Cadent Medical Communications, LLC, Gerbig, Snell/Weisheimer Advertising, LLC, Inventiv Medical Communications, LLC, Navicor Group, LLC, Palio + Ignite, LLC and The Selva Group, LLC; as Director of inVentiv Health Clinical, Inc., in its capacity as the sole Member of inVentiv Clinical, LLC and PNET US, LLC, inVentiv Health Clinical SRE, LLC; as Manager of Adheris, LLC, Ignite Health LLC, inVentiv Health Clinical SRS, LLC, inVentiv Health Clinical Research Services, LLC, inVentiv Health Clinical, LLC, IVH Logistics Solutions, LLC, Patient Marketing Group LLC, inVentiv Commercial Services, LLC and inVentiv Health Clinical Lab, Inc.
(6)	As Director of Inventiv Health, Inc., the sole Member of Addison Whitney LLC, Chamberlain Communications Group LLC , inVentiv Advance Insights, LLC and inVentiv Health Public Relations, LLC and each of their respective member managed LLC subsidiaries.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on August 3, 2015.

CAMPBELL ALLIANCE GROUP, INC. CAMPBELL ALLIANCE, LTD. ENCUITY RESEARCH, LLC PHARMACEUTICAL INSTITUTE, LLC

By:	/s/ Jonathan Bicknell
Name:	Jonathan Bicknell
Title:	Executive Vice President (Finance)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric R. Green Eric R. Green(1)(2)	Chairman (Principal Executive Officer) or Director, as applicable	August 3, 2015

/s/ Jonathan Bicknell Jonathan Bicknell(3)	Executive Vice President (Finance) (Principal Financial Officer and Principal Accounting Officer) or Director, as applicable	August 3, 2015

(1)	As Chairman (Principal Executive Officer) of Campbell Alliance Group, Inc., Campbell Alliance, Ltd., Encuity Research, LLC and Pharmaceutical Institute, LLC.
(2)	As Director of Campbell Alliance Group, Inc. and Campbell Alliance, Ltd.; as Director of Campbell Alliance Group, Inc., in its capacity as sole Member of Encuity Research, LLC and Pharmaceutical Institute, LLC.
(3)	As Executive Vice President (Finance) (Principal Financial Officer and Principal Accounting Officer) of Campbell Alliance Group, Inc., Campbell Alliance, Ltd., Encuity Research, LLC and Pharmaceutical Institute, LLC. and as Director of Campbell Alliance Group, Inc. and Campbell Alliance, Ltd.

* * * *

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1†	Amended and Restated Certificate of Incorporation of inVentiv Health, Inc.

3.2†	Amended and Restated By-Laws of inVentiv Health, Inc.

4.1†	Indenture, dated as of August 4, 2010, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, FSB, as Trustee.

4.2†	Form of 10% Senior Notes due 2018 (included in the Indenture filed as Exhibit 4.1)

4.3†	Supplemental Indenture, dated as of September 1, 2010, between Chamberlain Communications LLC, and Wilmington Trust, FSB, as Trustee.

4.4†	Supplemental Indenture, dated as of February 11, 2011, by and among inVentiv Health, Inc., Campbell Alliance Group, Inc., Encuity Research, LLC (previously known as Campbell Alliance Market Research and Analytics, LLC), Pharmaceutical Institute, Inc., and Wilmington Trust, FSB, as Trustee.

4.5†	Third Supplemental Indenture, dated as of June 10, 2011, by and among inVentiv Health, Inc., Ingenix Pharmaceutical Services, Inc., Raven Holdco LLC, and Wilmington Trust, FSB, as Trustee.

4.6†	Fourth Supplemental Indenture, dated as of July 13, 2011, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as Trustee.

4.7†	Fifth Supplemental Indenture, dated as of April 30, 2012, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as Trustee.

4.8†	Sixth Supplemental Indenture, dated as of December 20, 2012, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as Trustee.

4.9†	Seventh Supplemental Indenture, dated as of February 7, 2013, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as Trustee.

4.10†	Eighth Supplemental Indenture, dated as of December 10, 2013, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as Trustee.

4.11†	Ninth Supplemental Indenture, dated as of August 12, 2014, by and among inVentiv Health, Inc., the Guarantors identified therein, and Wilmington Trust, National Association, as Trustee.

4.12†	Registration Rights Agreement, dated as of August 4, 2010, by and among inVentiv Health, Inc., the Guarantors identified therein, Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

4.13†	Registration Rights Agreement, dated as of June 10, 2011, by and among inVentiv Health, Inc., the Guarantors identified therein, and Apollo Investment Corporation.

4.14†	Registration Rights Agreement, dated as of July 13, 2011, by and among inVentiv Health, Inc., the Guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

4.15†	Indenture, dated as of December 20, 2012, by and among inVentiv Health, Inc., the Guarantors identified therein and Wilmington Trust, National Association, as trustee.

4.16†	First Supplemental Indenture, dated as of February 7, 2013, by and among inVentiv Health, Inc., the Guarantors identified therein and Wilmington Trust, National Association, as trustee.

Exhibit No.	Exhibit

4.17†	Second Supplemental Indenture, dated as of December 10, 2013, by and among inVentiv Health, Inc., the Guarantors identified therein and Wilmington Trust, National Association, as trustee.

4.18†	Third Supplemental Indenture, dated as of December 18, 2013, by and among inVentiv Health, Inc., the Guarantors identified therein and Wilmington Trust, National Association, as trustee.

4.19†	Amended and Restated Credit Agreement, dated as of July 13, 2011 by and among inVentiv Health, Inc., inVentiv Holdings, Inc., the lenders and other parties from time to time thereto and Citibank, N.A, as administrative agent.

4.20†	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of July 13, 2011 by and among inVentiv Health, Inc., inVentiv Holdings, Inc., the lenders and other parties from time to time thereto and Citibank, N.A, as administrative agent, dated as of March 21, 2012.

4.21†	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of July 13, 2011 by and among inVentiv Health, Inc., inVentiv Holdings, Inc., the lenders and other parties from time to time thereto and Citibank, N.A, as administrative agent, dated as of December 20, 2012.

4.22†	Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of July 13, 2011 by and among inVentiv Health, Inc., inVentiv Holdings, Inc., the lenders and other parties from time to time thereto and Citibank, N.A, as administrative agent, dated as of July 28, 2014.

4.23†	Credit Agreement, dated as of August 16, 2013 by and among inVentiv Health, Inc., inVentiv Holdings, Inc., the lenders and other parties from time to time thereto and Citibank, N.A, as administrative agent.

4.24†	Amendment No 1. to the Credit Agreement, dated as of August 16, 2013 by and among inVentiv Health, Inc., inVentiv Holdings, Inc., the lenders and other parties from time to time thereto and Citibank, N.A, as administrative agent, dated as of July 28, 2014.

4.25†	Indenture, dated as of August 12, 2014 by and among inVentiv Health, Inc., the Guarantor identified therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.26†	Tenth Supplemental Indenture, dated as of January 16, 2015, by and between inVentiv Advance Insights, LLC and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as Trustee.

4.27†	Fourth Supplemental Indenture, dated as of January 16, 2015, by and between inVentiv Advance Insights, LLC and Wilmington Trust, National Association, as Trustee.

4.28†	First Supplemental Indenture, dated as of January 16, 2015, by and between inVentiv Advance Insights, LLC and Wilmington Trust, National Association, as Trustee.

5.1†	Opinion of Weil, Gotshal & Manges LLP

5.2†	Opinion of Norris, McLaughlin & Marcus, P.A.

5.3†	Opinion of Kegler Brown Hill & Ritter, L.P.A.

5.4†	Opinion of King & Spalding LLP

5.5†	Opinion of Womble Carlyle Sandridge & Rice, PLLC

5.6†	Opinion of Greenberg Traurig LLP

10.1†	Management Agreement, dated as of August 4, 2010, by and among Group Holdings, Inc., inVentiv Midco Holdings, Inc., inVentiv Holdings, Inc., inVentiv Acquisition, Inc., inVentiv Health, Inc. and THL Managers VI, LLC

10.2†	Amendment to Management Agreement, dated as of December 2, 2013, by and among Group Holdings, Inc., inVentiv Midco Holdings, Inc., inVentiv Holdings, Inc., inVentiv Acquisition, Inc., inVentiv Health, Inc. and THL Managers VI, LLC

10.3	[Omitted]

10.4	[Omitted]

Exhibit No.	Exhibit

10.5†	Employment Agreement, dated February 24, 2011, between inVentiv Health, Inc. and Eric M. Sherbet.

10.8†	Employment Agreement, dated January 25, 2012, between inVentiv Health, Inc. and Jonathan Bicknell.

10.9†	Employment Agreement, dated July 15, 2013, between inVentiv Health, Inc. and Andrew Suchoff.

10.11†	Separation Agreement, dated as of May 22, 2012, between inVentiv Health Clinical, LLC and Raymond Hill.

10.13†	Separation Agreement, dated as of December 22, 2014, between inVentiv Health, Inc. and Andrew Suchoff.

10.14†	Offer Letter, dated January 16, 2015 between inVentiv Health, Inc. and Eric R. Green.

10.15†	Severance and Non-Competition Agreement, dated as of November 1, 2014, between inVentiv Health, Inc. and Eric R. Green.

10.16†	Severance and Non-Competition Agreement, dated as of March 10, 2014, between inVentiv Health, Inc. and Michael Griffith.

10.17†	Offer Letter, dated February 24, 2014, between inVentiv Health, Inc. and Michael Griffith.

10.18†	Employment, Severance and Non-Competition Agreement, dated as of September 24, 2014, between inVentiv Health, Inc. and Michael Bell.

10.19†	Letter Agreement between inVentiv Health, Inc. and Charles J. Shea.

10.20†	2010 inVentiv Health, Inc. Equity Incentive Plan.

10.21†	Amendment #1 to 2010 inVentiv Health, Inc. Equity Incentive Plan.

10.22†	Amendment #2 to 2010 inVentiv Health, Inc. Equity Incentive Plan.

10.23†	Form of Option Award under the 2010 inVentiv Health, Inc. Equity Incentive Plan.

10.24†	Form of Performance Based Restricted Stock Unit Award under the 2010 inVentiv Health, Inc. Equity Incentive Plan.

10.25†	Form of 2013 Restricted Stock Unit Award under the 2010 inVentiv Health, Inc. Equity Incentive Plan.

10.26†	Form of Long Term Incentive Plan Restricted Stock Unit Award under the 2010 inVentiv Health, Inc. Equity Incentive Plan.

10.27†	Letter Agreement between inVentiv Health, Inc. and Paul M. Meister.

10.28†	First Amendment to the Employment, Severance and Non-Competition Agreement between Michael Bell and inVentiv Health, Inc.

10.29*	Form of Option Award under the 2010 inVentiv Health, Inc. Equity Incentive Plan.

12.1†	Statement of Computation of Historical Ratio of Earnings to Fixed Charges.

21.1†	Subsidiaries of inVentiv Health, Inc.

23.1*	Consent of Deloitte & Touche LLP, as the independent registered public accounting firm of inVentiv Health, Inc. and its subsidiaries.

23.2†	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).

23.3†	Consent of Norris, McLaughlin & Marcus, P.A. (included in the opinion filed as Exhibit 5.2).

23.4†	Consent of Kegler Brown Hill & Ritter, L.P.A. (included in the opinion filed as Exhibit 5.3).

23.5†	Consent of King & Spalding LLP (included in the opinion filed as Exhibit 5.4).

23.6†	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in the opinion filed as Exhibit 5.5).

23.7†	Consent of Greenberg Traurig LLP (included in the opinion filed as Exhibit 5.6).

24.1†	Powers of Attorney (see signature pages of this Registration Statement).

24.2†	Power of Attorney of Charles J. Shea.

25.1†	Statement on Form T-1 as to the Eligibility of the Trustee.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
†	Previously filed.